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                                                                      EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Statement of Additional Information constituting part of this Amendment No. 10 to the registration statement on Form N-1A (the "Registration Statement") of our report dated October 10, 1995, relating to the financial statements and financial highlights of Van Kampen American Capital Government Target Fund which appears in such Statement of Additional Information. We also consent to the reference to us under Item 16(h) in such Statement of Additional Information.



PRICE WATERHOUSE LLP


/s/ PRICE WATERHOUSE LLP


Houston, Texas

December 21, 1995